Exhibit 5.1

Opinion of Bartlit Beck Herman Palenchar & Scott LLP

Bartlit Beck Herman Palenchar & Scott LLP
1899 Wynkoop, Suite 800
Denver, Colorado 80202

May 18, 2006

Gaiam, Inc.
360 Interlocken Blvd.
Broomfield, Colorado 80021

  Re:
  Registration Statement on Form S-3 relating to shares of Gaiam Inc.'s Class A Common Stock

Ladies and Gentlemen:

        We have acted as counsel to Gaiam, Inc., a Colorado corporation ("Gaiam"), in connection with the preparation of Gaiam's (i) Registration Statement (File No. 333-133106) on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on April 7, 2006 and amended on May 5, 2006 and May 17, 2006 (as amended, the "Original Registration Statement"), (ii) the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 18, 2006 pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act") (the "462(b) Registration Statement" and, collectively with the Original Registration Statement, the "Registration Statement") and (iii) the prospectus supplement and base prospectus, dated May 18, 2006 (together, the "Prospectus") filed pursuant to Rule 424(b) of the Securities Act, relating to the offering by Gaiam of an aggregate of up to 5,750,000 shares (the "Shares") of Gaiam's Class A common stock, par value $0.0001 per share ("Common Stock"), which includes 750,000 shares subject to the underwriters' over-allotment option. The Shares will be sold pursuant to an underwriting agreement, dated May 18, 2006 (the "Underwriting Agreement"), by and among Thomas Weisel Partners LLC, Craig-Hallum Capital Group LLC and Jefferies & Company, Inc., as representatives of the several underwriters, and Gaiam.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

  •
  the Registration Statement;

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  the Prospectus;

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  the Underwriting Agreement;

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  Gaiam's Articles of Incorporation and Bylaws;

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  a specimen certificate representing the Common Stock, filed as an exhibit to the Registration Statement; and

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  certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents and instruments in connection with which this opinion is rendered, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. In making our examination of documents executed or to be executed by parties other than Gaiam, we have assumed that such parties had or will have the power (corporate or other) to enter into and perform all obligations thereunder and have duly authorized by all requisite action (corporate or other) and executed and delivered such documents. In addition, we have assumed the validity and binding effect of such documents on such parties. As to any facts material to the opinions expressed herein which we have independently established or verified, we have relied upon statements and representations of officers and other representatives of Gaiam and others, and we have assumed the truth, accuracy and completeness of such statements and representations.

        Based upon and subject to the foregoing, we are of the opinion that when (i) issued and sold in the manner described in the Registration Statement and Prospectus and as provided in the Underwriting Agreement (including the receipt by Gaiam of the purchase price therefor), and (ii) certificates representing the Shares in the form of the specimen certificates examined by us have been duly signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement (if any Shares are in certificated form), the Shares will be validly issued, fully paid and nonassessable.

        We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Colorado. Our opinions are subject to the effects of, and we express no opinion with respect to the application of or compliance with, state securities or "blue sky" laws, statutes, rules or regulations.

        We hereby consent to the filing of this opinion as an exhibit to Gaiam's Current Report on Form 8-K, to the incorporation by reference of this opinion into the above-referenced Registration Statement, and to the use of our name wherever it appears in the Registration Statement, the Prospectus, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,
/s/ Bartlit Beck Herman Palenchar & Scott LLP